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                                                                    Exhibit 23.5



                          CONSENT OF RYAN, BECK & CO.


We hereby consent to the references in the Proxy Statement/Prospectus to our opinion, dated June __, 1999 with respect to the merger of Lakeland Bancorp, Inc. and High Point Financial Corp. and to our firm, respectively, and to the inclusion of such opinion as an annex to such Proxy Statement/Prospectus. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        RYAN, BECK & CO., INC.


                                        By: /s/ David P. Downs
                                           ---------------------
                                            David P. Downs
                                            Senior Vice President


Livingston, NJ
June 2, 1999